UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

HARLEY-DAVIDSON, INC.
(Name of Registrant as Specified In Its Charter)

H PARTNERS MANAGEMENT, LLC REHAN JAFFER
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

H Partners Management, LLC, together with the other participant in its solicitation (collectively, “H Partners”), has filed a definitive proxy statement and accompanying BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to be used to solicit WITHHOLD votes on the election of certain directors of Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), at the Company’s 2025 annual meeting of shareholders (the “Annual Meeting”).

Item 1: On the evening of May 5, 2025, H Partners issued the following press release:

H Partners Comments on ISS Recommendation

ISS Recommendation Does Not Reflect Supportive Feedback Received by H Partners from Fellow Shareholders

Reiterates that Under Director Tenures of Jochen Zeitz, Thomas Linebarger, and Sara Levinson, the Company’s Shares Underperformed the S&P 400 Consumer Discretionary Index by -335%, -403%, and -816%, Respectively

Urges Shareholders to Vote WITHHOLD on the BLUE Proxy Card to Unseat CEO & Long-Tenured, Entrenched Directors

H Partners Reminds Shareholders to Visit www.FreeTheEagle.com for Further Campaign Information and Details on How to Vote

NEW YORK--(BUSINESS WIRE)--H Partners Management, LLC (“H Partners” or “we”), one of the largest shareholders of Harley-Davidson, Inc. (NYSE: HOG) (“Harley-Davidson” or the “Company”), which beneficially owns approximately 9.1% of the outstanding shares of the Company, today issued the following statement in response to a report issued by Institutional Shareholder Services (“ISS”) in relation to Harley-Davidson’s upcoming Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting is scheduled for May 14, 2025.

H Partners commented:

“We strongly disagree with ISS’ erroneous view that shareholders are well-served by having the Company’s next CEO selected by entrenched directors who have overseen significant value destruction during their multi-decade tenures on the Board. ISS’ recommendation does not reflect feedback we have been receiving from fellow shareholders. Since launching our campaign for change at Harley-Davidson, we’ve received overwhelming support from the Harley-Davidson community – including fellow shareholders, dealers, riders, and former and current employees – who share our concerns.

The reality is that CEO and Chairman Jochen Zeitz, Presiding Director Thomas Linebarger, and 29-year director Sara Levinson have overseen substantial underperformance, weak strategy execution, and flawed corporate governance that caused damage across stakeholder groups and made clear that change is overdue.

Poor Performance: The Company has delivered negative TSR over every relevant timeframe since Mr. Zeitz was appointed CEO five years ago, and each of these directors has an alarming record of dramatic underperformance. Under Mr. Zeitz, Mr. Linebarger, and Ms. Levinson, the Company’s shares underperformed the S&P 400 Consumer Discretionary Index by -335%, -403%, and -816%, respectively.1 After 18, 17, and 29 years on the Board, respectively, it is clear that this level of underperformance cannot be blamed on a prior management team. Similarly, macroeconomic headwinds are simply not an excuse for the Company’s poor performance when motorcycle registrations are up 23% for every motorcycle manufacturer except Harley-Davidson since Mr. Zeitz took over as CEO.2

1 Bloomberg. Figures through market close on April 8, 2025, the last trading day before the resignation of H Partners’ representative from Harley-Davidson’s Board of Directors was disclosed on a Schedule 13D/A.

2 Company SEC filings.

Weak Execution: While we supported Mr. Zeitz’s Hardwire Strategic Plan when it was announced in February 2021, the Company’s failure to deliver profitable growth or shareholder value demonstrate that execution has failed. This is further evidenced by the fact that Mr. Zeitz is tracking significantly below each of his Hardwire financial targets.3 In addition, the Company also missed or cut guidance in six of the last nine quarters.4

Flawed Corporate Governance: In our view, the nearly two-decade overlap among these three directors has rendered them unable to hold each other accountable for chronic underperformance and raises serious questions about their independence. It is clear to us that allowing an underperforming, outgoing CEO and two long-tenured, entrenched directors to select the Company’s next CEO will only erode shareholder value further. In fact, more than $9 billion in equity value has been destroyed following two CEO succession processes overseen by Mr. Zeitz, Mr. Linebarger, and Ms. Levinson in their capacity as directors over the past decade.5

Damage Across Stakeholder Groups: Under Mr. Zeitz’s leadership, each of Harley-Davidson’s key stakeholder groups has suffered. Employees have experienced a revolving door of senior leadership, a mass exodus of passionate and loyal team members throughout the organization, and a cultural depletion exacerbated by Mr. Zeitz’s decision to shutter the iconic Juneau Ave. headquarters in Milwaukee. More than half of U.S. dealerships were unprofitable in 2024, and dealer sentiment is near a decade-long low.6 Customers have been negatively impacted by declines in bike values and the elimination of entry-level products has made it harder for riders to join the Harley-Davidson community. Lastly, shareholders have suffered more than $2 billion in equity value destruction under Mr. Zeitz’s CEO tenure.7

Importantly, we want to make clear that this campaign is not about our CEO candidate, and it is not about H Partners’ Board seat. We are running this campaign with one simple goal: to send a strong message to the Board that shareholders are dissatisfied with the status quo and that meaningful changes to the Board are necessary in order to put Harley-Davidson on the path to value creation.

We encourage shareholders to join us in voting WITHHOLD on the election of Mr. Zeitz, Mr. Linebarger, and Ms. Levinson to send a strong message to the Board that urgent change is needed at Harley-Davidson. Together, we can return this iconic American company to greatness.”

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Shareholders can be part of returning Harley-Davidson to greatness by voting “WITHHOLD” on the BLUE proxy card for the election of three of Harley-Davidson’s long-tenured incumbent directors – CEO and Chairman Jochen Zeitz, Presiding Director Thomas Linebarger, and 29-year director Sara Levinson – at the Company’s Annual Meeting.

3 Company SEC filings and quarterly and annual earnings announcements; Company FY 2024 10-K and FY 2019 10-K; NPA auction data; Baird Research, April 8, 2025; H Partners primary research; Harley-Davidson Unveils The Hardwire Five-Year Strategic Plan; Targets Profitable Growth And Brand Desirability, Harley-Davidson, Feb. 2, 2021.

4 Company SEC filings and quarterly and annual earnings announcements.

5 Bloomberg. Calculated from May 1, 2015, through April 8, 2025.

6 Baird’s April 2025 Harley-Davidson Dealer Survey.

7 Bloomberg. Calculated from February 28, 2020, through April 8, 2025.

Visit www.FreeTheEagle.com for additional information about H Partners’ campaign, including how to vote on the BLUE proxy card.

About H Partners Management

H Partners Management, LLC is an independent investment firm founded in 2005 based in New York City.

IMPORTANT INFORMATION FOR SHAREHOLDERS

Harley-Davidson shareholders who have not yet received our proxy material and want to support H Partners’ campaign today may vote “WITHHOLD” on the Company’s WHITE proxy card or voting instruction form. If shareholders have already voted using the Company's WHITE Proxy Card or voting instruction form or had their vote taken over a recorded line on the telephone, a later-dated vote on either the Company’s WHITE voting forms or our BLUE proxy card or voting instruction form will revoke your previously cast vote. Only your latest dated vote counts.

Additional Information

H Partners, together with the other participants in its proxy solicitation (collectively, “the Participants”), has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies in connection with the Annual Meeting. Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the Participants. These materials and other materials filed by H Partners with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by H Partners with the SEC are also available, without charge, by directing a request to the Participants’ proxy solicitor, Saratoga Proxy Consulting, at its toll-free number (888) 368-0379 or via email at info@saratogaproxy.com.

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Contacts

For Shareholders:

Saratoga Proxy Consulting LLC

John Ferguson / Joseph Mills, 212-257-1311

info@saratogaproxy.com

For Media:

Longacre Square Partners LLC

Greg Marose / Kate Sylvester, 646-386-0091

HPartners@longacresquare.com

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Item 2: Also on the evening of May 5, 2025, H Partners posted the following materials to www.FreeTheEagle.com:

Item 3: Also on the evening of May 5, 2025, H Partners sent the following email to subscribers of www.FreeTheEagle.com:

Item 4: Also on the evening of May 5, 2025, H Partners issued certain digital advertisements, copies of which are attached hereto as Exhibit 1 and incorporated herein by reference.